Â	Â	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908

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CALCULATION OF REGISTRATION FEE

Â Title of Each Class of Securities Offered	Â	Maximum Aggregate Offering Price	Â	Amount of Registration Fee(1)
Contingent Absolute Return Autocallable Optimization Securities linked to the shares of SPDR® S&P 500® ETF Trust due February 6, 2017	Â	$ 556,850.00	Â	$ 64.71

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(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

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FINAL TERMS SUPPLEMENT (To Prospectus dated June 12, 2015, Product Supplement dated June 15, 2015 and Prospectus Supplement dated December 2, 2015)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-178960

Final Terms Supplement

UBS AG Contingent Absolute Return Autocallable Optimization Securities

UBS AG $556,850.00 Securities Linked to the shares of SPDR® S&P 500® ETF Trust due February 6, 2017

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Final Terms

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Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof.
Term	Approximately 12 months, unless called earlier.
Underlying Asset	The shares of SPDR® S&P 500® ETF Trust
Call Feature

The Securities will be called if the closing price of the underlying asset on any observation date (including the final valuation date) is equal to or greater than the initial price. If the Securities are called, UBS will pay you on the applicable call settlement date a cash payment per Security equal to the call price for the applicable observation date.

Observation Dates	As specified in call price below.
Call Return	The call return increases the longer the Securities are outstanding and is based upon the call return rate.
Call Return Rate	8.18% per annum (or approximately 2.045% per outstanding quarter).
Call Price

The call price equals the principal amount per Security plus the applicable call return.

The table below reflects the call return rate of 8.18% per annum. Amounts in the table below may have been rounded for ease of analysis.

Â	Observation Date*	Call Return	Call Price (per Security)
Â	28-Apr-2016	2.045%	$10.2045
Â	28-Jul-2016	4.090%	$10.4090
Â	28-Oct-2016	6.135%	$10.6135
Â	30-Jan-2017	8.180%	$10.8180
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*Observation dates are subject to the market disruption event provisions set forth in the Contingent Absolute Return Autocallable Optimization Securities product supplement (“CARAOS product supplement”) beginning on page PS-30.

Payment at Maturity (per Security)

If the Securities have not been called and the final price of the underlying asset is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount plus a return equal to the product of the principal amount multiplied by the contingent absolute return:

	Â	$10 + ($10 x Contingent Absolute Return)

If the Securities have not been called and the final price of the underlying asset is below the trigger price, the contingent absolute return will not apply and we will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying asset, for an amount equal to $10 + ($10 Ã— Underlying Return).

Contingent Absolute Return	The absolute value of the underlying return. For example, if the underlying return is -5%, the contingent absolute return will equal 5%.
Underlying Return	Final Price – Initial Price Initial Price	Â
Closing Price

On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Initial Price

$189.17, which is the closing price of the underlying asset on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the CARAOS product supplement.

Trigger Price

$160.79, which is 85.00% of the initial price of the underlying asset. The trigger price is subject to adjustments in the case of certain corporate events, as described in the CARAOS product supplement.

Final Price	The closing price of the underlying asset on the final valuation date. The final price is subject to adjustment in the case of certain corporate events, as described in the CARAOS product supplement.
Trade Date	January 28, 2016
Settlement Date	February 2, 2016
Final Valuation Date	January 30, 2017, subject to postponement in the event of a market disruption event as described in the CARAOS product supplement.
Maturity Date	February 6, 2017, subject to postponement in the event of a market disruption event as described in the CARAOS product supplement.
Call Settlement Dates	Five business days following each observation date, except that the call settlement date for the final valuation date is the maturity date.
CUSIP	90275N272
ISIN	US90275N2725
Valoren	30974671
Tax Treatment

There is no tax authority that specifically addresses the tax treatment of the Securities. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities. However, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities. For greater detail and possible alternative tax treatment, please see the section entitled “What Are the Tax Consequences of the Securities?” on page 5 of the prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-45 of the CARAOS product supplement.

The estimated initial value of the Securities as of the trade date is $9.75 for Securities linked to the underlying asset. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” in this final terms supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” in this final terms supplement, under “Key Risks” beginning on page 6 of the prospectus supplement and under ‘‘Risk Factors’’ beginning on page PS-14 of the CARAOS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, the previously delivered prospectus supplement, the CARAOS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See "Additional Information about UBS and the Securities" in this final terms supplement. The Securities we are offering will have the terms set forth in the Prospectus Supplement dated December 2, 2015 relating to the Securities, the CARAOS product supplement, the accompanying prospectus and this final terms supplement.

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Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
Â	Total	Per Security	Total	Per Security	Total	Per Security

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SPDR® S&P 500® ETF Trust	$556,850.00	$10.00	$8,352.75	$0.15	$548,497.25	$9.85

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UBS Financial Services Inc.

UBS Investment Bank

Final Terms Supplement dated January 28, 2016

Additional Information About UBS and the Securities

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UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

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You may access these documents on the SEC website at www.sec.gov as follows:

•	Prospectus supplement dated December 2, 2015:
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515393157/d70716d424b2.htm
•	CARAOS product supplement dated June 15, 2015:
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222447/d941514d424b2.htm
•	Prospectus dated June 12, 2015:
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

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References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Contingent Absolute Return Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “prospectus supplement” mean the UBS prospectus supplement, dated December 2, 2015, references to "CARAOS product supplement" mean the UBS product supplement, dated June 15, 2015, relating to the Securities generally, and references to the “accompanying prospectus” mean the UBS prospectus titled "Debt Securities and Warrants", dated June 12, 2015.

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This final terms supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” and in “Risk Factors” in the CARAOS product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities.

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UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Key Risks
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An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the "Key Risks" section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the "Risk Factors" section of the CARAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity - The Securities differ from ordinary debt securities in that UBS will not make periodic interest payments or necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will only pay you the principal amount of your Securities plus a return equal to the product of the principal amount multiplied by the contingent absolute return if the final price of the underlying asset is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is below the trigger price, the contingent absolute return will not apply and you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying asset from the trade date to the final valuation date.

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Higher call return rates are generally associated with a greater risk of loss - Greater expected volatility with respect to the underlying asset reflects a higher expectation as of the trade date that the price of the underlying asset could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, the underlying asset’s volatility can change significantly over the term of the Securities and the price of the underlying asset could fall sharply, which could result in a significant loss of principal.

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The contingent absolute return, and any contingent repayment of your principal, applies only at maturity - You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying asset price is above the trigger price.

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Your potential return on the Securities is limited - The return potential of the Securities resulting from an automatic call is limited to the call return regardless of the appreciation of the underlying asset. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, your potential gain on the Securities from the contingent absolute return will be limited by the trigger price. Because your ability to receive a return on the Securities equal to the contingent absolute return is available only if the Securities are not called and if the final price is not less than the trigger price, you will not benefit from any further depreciation of the final price below the trigger price and instead will be exposed to the negative underlying return and will lose some or all of your investment.

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Credit risk of UBS - The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

•	No interest payments - UBS will not pay interest with respect to the Securities.
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Reinvestment risk - If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the Securities may be called as early as the first observation date after issuance, you should be prepared in the event the Securities are called early.

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Market risk - The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or American depositary shares, its issuer (the "underlying asset issuer") or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying asset. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer and the underlying asset for your Securities. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

•	Fair value considerations.
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The issue price you pay for the Securities exceeds their estimated initial value - The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying asset, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value - The value of your Securities at any time will vary based on many factors, including the factors described above and in “- Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date - We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

•	Limited or no secondary market and secondary market price considerations.
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There may be little or no secondary market for the Securities - The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements - For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets for the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity - The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying asset; the volatility of the underlying asset; the dividend rate paid on the underlying asset; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices - All other things being equal, the use of the internal funding rates described above under “- Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying asset - The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset over the term of your Securities. Furthermore, the underlying asset may appreciate substantially during the term of your Securities and you will not participate in such appreciation even though you may be subject to the underlying asset's decline over the term of the Securities.

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No assurance that the investment view implicit in the Securities will be successful - It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying asset or, for Securities linked to exchange traded funds, the underlying asset constituent stock issuers. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk that, if the Securities are not automatically called, you may lose some or all of your initial investment.

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There is no affiliation between the underlying asset issuer, or for Securities linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying asset (the "underlying asset constituent stock issuers"), and UBS, and UBS is not responsible for any disclosure by such issuer(s) - We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer's public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

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The calculation agent can make adjustments that affect the payment to you at maturity - For certain corporate events affecting the underlying asset, the calculation agent may make adjustments to the initial price, the trigger price and/or the final price of the underlying asset. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the CARAOS product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying asset where such issuer is not the surviving entity, the amount of cash you receive at maturity (if any) may be based on the common stock or American depositary share of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. Additionally, if the issuer of the underlying asset becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock or American depository shares issued by another company. In the case of an exchange traded fund, following a suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-32 of the CARAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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The value of the underlying equity may not completely track the value of the securities in which such exchange traded fund invests –– The underlying equity may be an exchange traded fund, and although the trading characteristics and valuations of such underlying equity will usually mirror the characteristics and valuations of the securities in which such exchange traded fund invests, its value may not completely track the value of such securities. The value of the underlying equity will reflect transaction costs and fees that the securities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.

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Fluctuation of NAV –– The net asset value (the "NAV") of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.

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Failure of the underlying equity to track the level of the underlying index –– The underlying equity may be an exchange traded fund. Such underlying equity may be designed and intended to track the level of a specific index (an "underlying index"), but various factors, including fees and other transaction costs, may prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity may not be equal to the performance of its underlying index.

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Potential UBS impact on the market price of the underlying asset - Trading or transactions by UBS or its affiliates in the underlying asset and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

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Potential conflict of interest - UBS and its affiliates may engage in business with the issuer of the underlying asset or, for Securities linked to exchange traded funds, the underlying asset constituent stock issuers, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of UBS, will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the closing price of the underlying asset if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, the final price and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-32 of the CARAOS product supplement. As UBS determines the economic terms of the Securities, including the call return rate and trigger price, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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Potentially inconsistent research, opinions or recommendations by UBS - UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Securities. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

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Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities - Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

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Dealer incentives - UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of 1.50% per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

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Uncertain tax treatment - Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the sections entitled "What are the Tax Consequences of the Securities" in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-45 of the CARAOS product supplement and consult your tax advisor about your tax situation.

Information about the Underlying Asset

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All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset will be registered under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

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SPDR® S&P 500® ETF Trust

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We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust (the "SPY Trust") from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPY Trust and State Street Bank and Trust Company, the trustee of the SPY Trust (the "Trustee"). UBS has not undertaken an independent review or due diligence of any publicly available information regarding the SPY Trust.

The SPY Trust is a unit investment trust that issues securities called "Trust Units" or "Units" of the SPY Trust (the "SPDRs"), each of which represents a fractional undivided ownership interest in the SPY Trust. The SPY Trust is designed to generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index. The Trustee on a nondiscretionary basis adjusts the composition of the portfolio of stocks held by the SPY Trust to conform to changes in the composition and/or weighting structure of the S&P 500® Index. Although the SPY Trust may at any time fail to own certain securities included within the S&P 500® Index, the SPY Trust will be substantially invested in the constituent stocks of the S&P 500® Index.

The S&P 500® Index was developed by Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. ("S&P") and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the S&P 500® Index at any time. The S&P 500® Index is composed of the selected stocks of five-hundred (500) United States companies, all of which are listed on national stock exchanges and spans over 25 separate industry groups. Since 1968, the S&P 500® Index has been a component of the U.S. Commerce Department's list of Leading Indicators that track key sectors of the U.S. economy.

As of June 30, 2014, ordinary operating expenses of the SPY Trust are expected to accrue at an annual rate of 0.0945% of the SPY Trust's daily net asset value. Expenses of the SPY Trust reduce the net value of the assets held by the SPY Trust and, therefore, reduce the value of each unit of the SPY Trust.

As of June 30, 2014, the SPY Trust's top holdings were stocks of U.S. companies in the following industry sectors: Information Technology (18.82%), Financials (16.10%), Health Care (13.32%), Consumer Discretionary (11.85%), Energy (10.85%), Industrials (10.50%), Consumer Staples (9.50%), Materials (3.50%), Utilities (3.14%) and Telecommunication Services (2.40%).

In making your investment decision you should review the prospectus related to the SPY Trust, dated January 22, 2014, filed by PDR Services, LLC ("the SPDR 500 Trust Prospectus") available at:

http://www.sec.gov/Archives/edgar/data/884394/000119312514017418/d632038d485bpos.htm

In addition, the SPDR 500 Trust Prospectus is available on SPY Trust's website as indicated below. In making your investment decision you should pay particular attention to the sections of the SPDR 500 Trust Prospectus entitled "Principal Risks of Investing in the Trust" and "Additional Risk Information." UBS has not undertaken an independent review or due diligence of any publicly available information regarding the SPDR 500 Trust Prospectus, and such information is not incorporated by reference in, and should not be considered part of, these Terms or any accompanying prospectus.

The SPY Trust's website is https://www.spdrs.com/product/fund.seam?ticker=spy. Shares of the SPY Trust are listed on the NYSE Arca under ticker symbol "SPY".

Information filed by the SPY Trust with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable, can be found by reference to its SEC file number: 033-46080 and 811-06125.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing prices for SPY Trust's shares, based on daily closing prices on the primary exchange for SPY Trust. We obtained the closing prices below from Bloomberg Professional service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. SPY Trust's closing price on January 28, 2016 was $189.17. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

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Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close

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04/01/2011	06/30/2011	$136.54	$126.81	$131.97

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07/01/2011	09/30/2011	$135.46	$112.26	$113.17

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10/03/2011	12/30/2011	$128.68	$109.93	$125.50

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01/03/2012	03/30/2012	$141.61	$127.49	$140.72

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04/02/2012	06/29/2012	$141.79	$128.10	$136.27

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07/02/2012	09/28/2012	$147.24	$133.51	$143.93

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10/01/2012	12/31/2012	$146.27	$135.70	$142.52

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01/02/2013	03/28/2013	$156.73	$145.53	$156.55

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04/01/2013	06/28/2013	$167.11	$154.14	$160.01

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07/01/2013	09/30/2013	$173.14	$161.16	$168.10

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10/01/2013	12/31/2013	$184.67	$165.48	$184.67

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01/02/2014	03/31/2014	$188.26	$174.15	$187.04

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04/01/2014	06/30/2014	$196.48	$181.48	$195.72

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07/01/2014	09/30/2014	$201.82	$190.99	$197.02

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10/01/2014	12/31/2014	$208.72	$186.27	$205.50

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01/02/2015	03/31/2015	$211.99	$198.97	$206.43

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04/01/2015	06/30/2015	$213.50	$205.42	$205.85

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07/01/2015	09/30/2015	$212.59	$187.27	$191.63

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10/01/2015	12/31/2015	$211.00	$192.13	$203.89

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01/04/2016*	01/26/2016*	$201.35	$185.81	$190.24

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* As of the date of this final terms supplement available information for the first calendar quarter of 2016 includes data for the period from January 4, 2016 through January 26, 2016. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.

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The graph below illustrates the performance of SPY Trust's shares for the period indicated, based on information from Bloomberg. The solid line represents the trigger price of $160.79, which is equal to 85.00% of the closing price on January 28, 2016. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

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We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest - Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a "conflict of interest" in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation - The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 1 month after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” in this final terms supplement.

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Validity of the Securities

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In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Securities offered by this final terms supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015.

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